SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the MFS Municipal Income Fund (File No. 333-175923), as filed with the Securities and Exchange Commission via EDGAR on August 1, 2011, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.